UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              May 7, 2010

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         000-04258                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)    Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 6, 2010.  There were 28,464,465 shares of common stock entitled to vote at the meeting and a total of 24,909,907 shares (87.51%) were represented at the meeting.  The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of the following nominees for Director:

Director	For	Against	Broker Non-Votes
Anna T. Chew	16,020,082	1,753,748	7,136,077
Daniel D. Cronheim	15,990,688	1,783,142	7,136,077
Neal Herstik	16,189,182	1,584,648	7,136,077
Scott L. Robinson	16,187,206	1,586,624	7,136,077
Eugene Rothenberg	16,284,252	1,489,578	7,136,077

Proposal 2 – To ratify the appointment of PKF, Certified Public Accountants, a Professional Corporation, as the Company’s independent registered public accounting firm for the year ending September 30, 2010:

No. of Votes
For	24,831,349
Against	35,324
Abstain	43,234

Proposal 3 – To ratify the Company’s 2007 Stock Option and Award Plan, as amended and restated.

No. of Votes
For	12,342,968
Against	5,228,069
Abstain	202,793
Broker Non-Votes	7,136,077

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,

     the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial and Accounting Officer

     Date        May 7, 2010